EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-85904 of 3D Systems Corporation on Form S-3 of our reports dated February 20, 2002 (March 22, 2002 as to Note 18), appearing in the Annual Report on Form 10-K of 3D Systems Corporation for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 18, 2002